Exhibit 99.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

         The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed to be filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Quarterly Report on Form 10-Q (the "Report") accompanying this letter.

         Lease Investment Flight Trust (the "Company") is a special purpose vehicle that does not employ and has not employed any individual as a chief executive officer or chief financial officer and does not have and has not had any employees or officers since its inception. For all executive management functions the Company retains and relies upon its third party aircraft servicer, administrative agent and capital markets advisor. These third party service providers are required to perform these executive management functions in accordance with the requirements of the servicing agreement, administrative agency agreement and capital markets advisory agreement, respectively. With respect to the information contained in the Report, all information regarding the aircraft, the leases and the lessees is provided by the servicer pursuant to the servicing agreement. The capital markets advisor calculates monthly payments and makes all other calculations required by the capital markets advisory agreement. Pursuant to the administrative agency agreement, the administrative agent uses the information provided by the servicer and the capital markets advisor and other information the administrative agent acquires in the performance of its services to the Company, to prepare all disclosure (including the Report) required to be filed with the Securities and Exchange Commission.

         Having regard to the Company's operating procedures discussed above, each of the undersigned in the capacity set forth below and, in each case, as a non-executive, hereby certifies that, to each of the undersigned's knowledge based upon, inter alia, a review of the Report, the information provided by the servicer, administrative agent and capital markets advisor pursuant to the servicing agreement, administrative agency agreement and the capital markets advisory agreement, respectively, and discussions and meetings with the other members of the board of the Company and with representatives of the servicer, administrative agent and capital markets advisor, respectively:

         1. such Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         2.   the information  contained in the Report fairly  presents,  in all
              material  respects,   the  financial   condition  and  results  of
              operations of the Company.

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                                 /S/JOSEPH E FRANCHT, JR.
                                 -----------------------------------------------
                                 Name:    Joseph E. Francht, Jr.
                                 Title:   Independent Controlling Trustee



                                 /S/JONATHAN M. SCHOFIELD
                                 -----------------------------------------------
                                 Name:    Jonathan M. Schofield
                                 Title:   Independent Controlling Trustee



                                 /S/DAVID H. TREITEL
                                 -----------------------------------------------
                                 Name:    David H. Treitel
                                 Title:   Equity Trustee and Controlling Trustee

August 14, 2002

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